Exhibit 99.1

UNCLASSIFIED - NON CLASSIFIÉ# Reporting Entity Name Reporting Year From 1/1/2023 To: 12/31/2023 Date submitted 5/9/2024 Other Subsidiaries Included (optional field) Not Consolidated Not Substituted Attestation by Reporting Entity Full Name of Director or Officer of Reporting Entity Position Title Date Bruce Ryan VP Finance and CFO 5/3/2024 Extractive Sector Transparency Measures Act - Annual Report In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above. Reporting Entity ESTMA Identification Number E951247 Reporting Entities May Insert Their Brand/Logo here Ember Resources Inc. Amended Report Original Submission

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	**From:** 1/1/2023	**To:** 12/31/2023	
Reporting Entity Name	Ember Resources Inc.	**Currency of the Report**	CAD
Reporting Entity ESTMA Identification Number	E951247		
Subsidiary Reporting Entities (if necessary)			

Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc... within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Alberta	Camrose County		1,501,000							**1,501,000**	2023 Property taxes
Canada -Alberta	County of Stettler No. 6		2,068,000							**2,068,000**	2023 Property taxes
Canada -Alberta	County of Wetaskiwin No. 10		143,000							**143,000**	2023 Property taxes
Canada -Alberta	Kneehill County		4,957,000							**4,957,000**	2023 Property taxes
Canada -Alberta	Lacombe County		1,327,000							**1,327,000**	2023 Property taxes
Canada -Alberta	Mountainview County		1,442,000							**1,442,000**	2023 Property taxes
Canada -Alberta	Ponoka County		872,000							**872,000**	2023 Property taxes
Canada -Alberta	Red Deer County		1,414,000							**1,414,000**	2023 Property taxes
Canada -Alberta	Rockyview County		1,858,000							**1,858,000**	2023 Property taxes
Canada -Alberta	Starland County		258,000							**258,000**	2023 Property taxes
Canada -Alberta	Wheatland County		2,017,000							**2,017,000**	2023 Property taxes
Canada -Alberta	Government of Alberta	Alberta Energy Regulator			6,265,000					**6,265,000**	AER Admin Fee & Orphan Well Levy
Canada -Alberta	Government of Alberta			4,770,000						**4,770,000**	Alberta Energy - FHMT Alberta Department of Energy (Cr roy) Royalties paid "in-kind" total $148,000 and are valued at fair market value based upon Ember's realized facility prices.
Canada -Alberta	Government of Alberta	Alberta Boiler Safety Association			149,000					**149,000**	2023 annual registration fees
Canada -Alberta	Government of Alberta	Minister of Finance			1,189,000					**1,189,000**	Alberta Crown Surface & Mineral rentals

Additional Notes: All reported amounts have been rounded to the nearest CDN $10,000

UNCLASSIFIED - NON CLASSIFIÉ # Reporting Year From: 1/1/2023 To: 12/31/2023 Reporting Entity Name Currency of the Report Reporting Entity ESTMA Identification Number Subsidiary Reporting Entities (if necessary) Country Project Name1 Taxes Royalties Fees Production Entitlements Bonuses Dividends Infrastructure Improvement Payments Total Amount paid by Project Notes 23 Canada -Alberta Alberta CBM 17,857,000 4,770,000 7,603,000 30,230,000 Royalties include $148,000 of "in-kind" royalty payments. The "in-kind" payments were valued at fair market value based upon Ember's realized facility pricing. Additional Notes3 : Extractive Sector Transparency Measures Act - Annual Report Ember Resources Inc. CAD E951247 All reported amounts have been rounded to the nearest CDN $10,000 Payments by Project